EXHIBIT 10.3

                            UNSECURED PROMISSORY NOTE

$1,928,137.64                                                 New York, New York
                                                              May 20, 1999

         FOR VALUE RECEIVED, the undersigned, BIG ENTERTAINMENT, INC., a Florida corporation (together with its successors and assigns, the "Borrower"), hereby promises to pay to the order of THE TIMES MIRROR COMPANY, a Delaware corporation (together with its successors and assigns, the "Lender"), at the Lender's offices at 220 West First Street, Los Angeles, California (or such other place as the Lender may designate in writing to the Borrower), the aggregate principal sum of One million nine hundred twenty-eight thousand one hundred thirty-seven dollars and 64 cents ($1,928,137.64), with interest, in lawful money of the United States, upon the terms and subject to the conditions set forth herein. This unsecured promissory note (the "Note") is the promissory note referred to in Section 1.8(a)(i)(4) of the Agreement and Plan of Merger dated as of January 10, 1999, as amended as of May 14, 1999 (as so amended, the "Merger Agreement"), by and among the Lender, the Borrower, Hollywood.com, Inc. (formerly Hollywood Online Inc.), a California corporation and a wholly owned subsidiary of the lender ("HOL"), and Big Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Borrower.

         1. PAYMENT AND PREPAYMENT.

                  (a) REPAYMENT OF PRINCIPAL. The Borrower shall repay the principal amount of this Note in one lump sum on the earlier of (i) the first anniversary of the date hereof or (ii) an Event of Default (as defined hereinafter) and upon written notice when required under Section 2 hereof.

                  (b) PAYMENT OF INTEREST. The unpaid principal amount of this Note shall accrue interest (computed on the basis of a 365-day year) until paid in full at the prime rate from time to time in effect of Citibank, N.A.., New York, New York (the "Prime Rate"), plus one percent (1%). Such interest shall be paid quarterly in arrears on the last day of each June, September, December, and March until payment of this Note in full.

                  (c) ADDITIONAL INTEREST. If payment of any amount due under this Note shall be overdue, such overdue amount shall bear interest from and after the due date, to and including the date when paid in full, at a rate equal to the Prime Rate, plus two percent (2%); PROVIDED, HOWEVER, in no event shall the overdue interest exceed the maximum interest rate provided by law.

                  (d) PREPAYMENT. Any amounts due under this Note may be prepaid in whole or in part at any time without penalty or premium.

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                  (e) MANNER OF PAYMENT AND PREPAYMENT. Payments and prepayments under this Note shall be applied first to interest accrued but unpaid and then to principal. Payments and prepayments shall be made by certified or official bank check payable to the order of the Lender, or in cash by wire transfer of immediately available funds to an account designated in writing by the Lender to the Borrower, or with respect to any payment or prepayment of principal only, by delivery by the Borrower to the Lender of that number of shares of fully paid, nonassessable Parent Common Stock equal to the Excess Share Amount (as defined in the Merger Agreement) and the Preferred Stock Merger Consideration (as defined in the Merger Agreement) that would have been deliverable to the Lender under Section 1.9(a)(i)(1) of the Merger Agreement had this Note not been delivered. If the due date of any required payment under this Note is not a "business day" (for this purpose, any day other than a Saturday, Sunday or legal holiday observed in the State of New York), such required payment shall be due and payable on the immediately succeeding business day.

         2. EVENTS OF DEFAULT. The occurrence and continuation of any one or more of the following events shall constitute an event of default under this Note ("Event of Default"):

            (a) PAYMENT DEFAULT. The Borrower shall fail to make any required payment of principal of or interest on this Note and such failure shall continue for more than three business days after written notice from the Lender to the Borrower thereof.

            (b) SALE OF HOL. The Borrower shall sell or transfer more than a majority of the voting power of HOL, or all or substantially all of the assets of HOL in existence on the date of this Note, to any individual who or any entity of any kind which is not an "affiliate" of the Borrower. (For purposes of this clause (b), the term "affiliate" shall have the meaning assigned to such term in Rule 405 under the Securities Act of 1933, as amended.)

            (c) BANKRUPTCY DEFAULT. The Borrower shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction relating to seeking to have an order for relief entered with respect to it or its debts, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other such relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets (each of the foregoing, a "Bankruptcy Action"); (ii) become the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment described in the immediately preceding clause (i), or remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) make a general assignment for the benefit of its creditors.

         In each and every Event of Default under clause (a) or (b) of this
Section 3, the Lender may, without limiting any other rights it may have at law or in equity, by written notice to the Borrower, declare the unpaid principal of and interest on this Note due and payable, whereupon the same shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion. In each and every Event of Default under clause (c) of this Section 3, the unpaid principal of and interest on this Note shall be immediately due and payable without

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presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion.

            3. NOTICES. All notices, requests, demands or communications required or permitted under this Note shall be given in accordance with the provisions applicable to the giving of notices in the Merger Agreement.

            4. WAIVERS; RIGHTS AND REMEDIES.

                  (a) WAIVERS. No failure, delay or course of dealing on the part of the Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege hereunder.

         The Borrower hereby waives to the extent not prohibited by applicable law (i) all presentments, demands for performance or notices of nonperformance (except to the extent specifically required under Section 3); (ii) any requirement of diligence or promptness on the part of the Lender to enforce its rights under this Note; (iii) any and all notices of every kind and description which may be required to be given by any law; and (iv) any defense of any kind (other than payment) which it may now or hereafter have with respect to its obligations under this Note.

                  (b) RIGHTS AND REMEDIES. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender may otherwise have.

            5. INDEMNIFICATION. The Borrower shall pay and shall indemnify and hold the Lender harmless against any and all costs and expenses, including reasonable attorneys' fees and disbursements, actually incurred by the Lender for the collection of this Note upon an Event of Default.

            6. AMENDMENT. No amendment or other modification of this Note may be made without the written consent of the Lender.

            7. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles or policies of conflicts of laws of such state.

                                              BIG ENTERTAINMENT, INC.

                                              /S/ MITCHELL RUBENSTEIN
                                              ---------------------------------
                                              Mitchell Rubenstein
                                              Chief Executive Officer

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